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                                        BYLAWS

                                          OF

                             PHYSICIAN PARTNERS MEDFORD, P.C.


                                     ARTICLE ONE

                                       OFFICES

    1.1 The corporation's registered office shall be located at 555 Black Oak Dr., Medford, OR 97504.

    1.2 The corporation may also have offices at other locations within or without the State of Oregon, as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                     ARTICLE TWO

                             BUSINESS OF THE CORPORATION

    2.1 The business of the corporation is to render the professional service of medicine, and to provide, maintain, OR MAKE ARRANGEMENTS FOR THE PROVISION AND MAINTENANCE OF, offices, laboratories and other facilities necessary and incidental thereto.

    2.2 The corporation shall not perform any act which is prohibited to a person licensed to practice medicine in the State of Oregon.

    2.3 The corporation shall comply with all rules and regulations of the Oregon State Board of Medical Examiners applicable to professional medical corporations.

    2.4 The corporation, without any action by the shareholders, directors or officers, shall automatically become a business corporation governed only by the Oregon Business Corporation Act when the corporation fails to have a majority of shares held by persons licensed to practice medicine in the State of Oregon.

                                    ARTICLE THREE

                             MEETING OF THE SHAREHOLDERS

    3.1 Meetings of the shareholders shall be held at the office of the corporation in Medford, Oregon or at such other place as shall be designated in the notice of meeting.

    3.2 An annual meeting of shareholders shall be held in January of each year at which time the shareholders shall conduct elections for those positions on the Board of Directors and Compensation Committee which are due to be filled that year, and transact other business which is properly brought before the meeting.

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    3.3  Special meetings of the shareholders may be called by either the
President of the corporation or the Board of Directors. Special meetings may be called by any practitioner or shareholder upon presentation of a petition signed by the holders of not less than one-third (33%) of all the shares entitled to vote at the meeting. The President must schedule a general shareholder meeting for consideration of the matter(s) presented in the petition, such meeting to take place within thirty (30) days of the receipt of the petition.

    3.4 Meetings of the shareholders shall be held regularly on a date to be set by the Board of Directors. The primary purpose of meetings shall be informational; however, business may be transacted at regular meetings if the notice provisions herein for special meetings are followed. The Board shall set the agenda for shareholder meetings. In addition, a shareholder may place an issue on the agenda for discussion purposes only, upon presentation of a petition signed by ten percent or more of the shareholders of the Corporation.

    3.5 Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than fifty
(50) days before the date of the meeting, by or at the direction of the officer or person calling the meeting, to each shareholder at the shareholder's office address as it appears on the corporation's records. Notice of the annual meeting shall be delivered not less than forty five (45) days before the meeting.

    3.6 Business transacted at any special meeting or monthly meeting shall be confined to the purpose stated in the notice.

    3.7 The holders of a majority of the outstanding shares, represented either in person or by proxy, shall constitute a quorum at all shareholders' meetings for the transaction of business. If a quorum is not present or represented at any shareholders' meeting, the shareholders present in person or represented by proxy shall have the power, without notice other than an announcement at the meeting, to adjourn the meeting from time to time until a quorum is present or represented. At an adjourned meeting in which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

    3.8 When there is a quorum at any meeting, the vote of a majority of the shares, represented either in person or by proxy, shall decide any question brought before that meeting except amendment of the Corporation Bylaws which shall be accomplished pursuant to the procedure in Article Ten of these Bylaws, and termination of an employee shareholder without cause which shall be accomplished pursuant to the procedure of section 3.11 of these Bylaws.

    3.9 Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. A shareholder may vote either in person or by a proxy appointed in writing by the shareholder. A proxy may be


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given only to another shareholder of this corporation.  No proxy shall be valid after three (3) months from the date of its execution. If not time is specified in proxy it shall be effective for 30 days. A voting trust may not be created to vote the shares of this corporation.

    3.10 Any action required by the Oregon Professional Corporation Act to be taken at a meeting of shareholders, or any other action which may be taken at such a meeting, may be taken without a meeting if all of the shareholders entitled to vote on the question consent in writing to the action.

    3.11 Any employee shareholder may be terminated without cause, and without reference to the Peer Review Protocol, upon the vote of seventy percent (70%) or more of the shareholders of the Corporation.

                                     ARTICLE FOUR

                                     DEPARTMENTS

    4.1 There shall be three departments of the Corporation: Specialty Internal Medicine, Surgery and Primary Care. All shareholders will be members of one and only one of the three departments. Shareholders will be assigned to a department by the Board. Each department shall be comprised of various numbers and sizes of Sections. Each Section shall be comprised of shareholders of a single practice area. The Section shall be responsible for scheduling and other day to day practice issues.

    4.2 Each department shall have one Department Head, who shall be a shareholder member of such Department. The Department Heads shall be elected in the following manner. Each Department shall, at least 30 days before the annual shareholder meeting at which that department's Department Head will be elected, nominate two shareholders who have agreed to serve if elected as Department Head. If a Department nominates only one candidate, shareholders from other departments may, at least 15 days prior to such annual shareholder meeting, nominate one or more shareholders for Department Head of such Department. All shareholders present or represented by proxy at the shareholder meeting may vote for each Department Head position among the candidates nominated. The winner shall be the candidate receiving the highest number of votes.

    4.3 Each Department Head shall be a member of both the Board of Directors and the Compensation Committee. He/she shall delineate the Sections within his/her Department and shall appoint section heads, subject to ratification by a majority vote of those voting in person or by proxy at a department meeting noticed for the purposes of voting on the division of sections.


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    4.4  All three Department Heads shall be elected at the ANNUAL shareholder meeting at the end of the representative's previous term and shall begin serving immediately after being elected. Each newly elected Department Head shall serve for three years, and an election shall be held for one of the three Department Head positions each year.

                                     ARTICLE FIVE

                                THE BOARD OF DIRECTORS

    5.1 The Board of Directors ("Board") shall be comprised of the Department Heads of the three departments, two at large members, the President and either the Past President or President Elect as provided in Section 6.2 of these Bylaws. The Medical Director and Chief Executive Officer shall also be non-voting, ex officio members of the Board. A Board member, except the Chief Executive Officer and the Medical Director, must be a shareholder. The Board of Directors shall have the following powers:

         FIRST: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor, not inconsistent with law or with the articles of incorporation or with the by-laws, as they may deem best;

         SECOND: To elect and remove without cause the officers of the corporation except the President. The Board may terminate shareholder employees for cause in conformance with the Peer Review Protocol which shall be proposed by the Board and approved by the shareholders;

         THIRD: To authorize the issuance of shares of THE CORPORATION stock from time to time upon such terms as may be lawful, in consideration of money paid, labor done, services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities canceled, and tangible or intangible property actually received;

         FOURTH: To borrow money and incur indebtedness for the purposes of the corporation and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor; and

         FIFTH: By resolution adopted by a majority of the authorized number of directors, to designate various committees, each consisting of two or more shareholders, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee shall


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    be conducted.  Any such committee shall have only the powers delegated to it by the Board, and shall in no case have any of the following powers:

              (i) The approval of any action for which the General Corporation Law or the articles of incorporation also require shareholder approval;

              (ii)   The filling of vacancies on the Board or in any committee;

              (iii) The fixing of compensation of the directors for serving on the Board or on any committee;

              (iv)   The adoption, amendment or repeal of by-laws;

              (v)    The amendment or repeal of any resolution of the Board;

              (vi) Any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board; and

              (vii) The appointment of other committees of the Board or the members thereof.

    5.2.1 The Executive Committee shall be comprised of five members, who shall be the President, two other Board members elected by the Board, the Chief Executive Officer and the Medical Director. The Medical Director and the Chief Executive Officer shall be ex officio non-voting members of the Executive Committee. A quorum of the Executive Committee shall consist of at least two Board Members.

    5.2.2 The Executive Committee shall be responsible for executive decisions of the Corporation which require action on short notice, and such other matters as are determined by the Board. The Executive Committee shall keep the Board informed of its activities and shall be accountable to the Board in all respects. In no event shall the Executive Committee take action which will result in an expenditure which exceeds one quarter of one percent (.25%) of the annual gross billings of the Corporation for the previous year.

    5.3 Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the shareholders present at a special meeting of the shareholders, called for the purpose of filling the vacancy. The vacancy shall be filled according to the same procedure as would be used to fill the particular position during a regular election. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of the predecessor in office. Any directorship to be


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filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

    5.4 Meetings of the Board shall be held regularly each month at a place and time determined by the Board. Special meetings of the Board may be called by the President on at least one day's notice to each director, either personally, or by mail or by voice mail; special meetings shall be called by the President or Secretary in the same manner and with similar notice on the written request of two directors.

    5.5 A majority of the total number of directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors.

    5.6 NOMINATIONS FOR DIRECTORS WILL BE OPENED AT LEAST 30 DAYS PRIOR TO THE ANNUAL SHAREHOLDER ELECTION, AND WILL REMAIN OPEN UNTIL THE ELECTION. At large members of the Board of Directors may be nominated by any shareholder. Those shareholders nominated who have indicated their willingness to serve will be placed on the ballot at the annual shareholder meeting. Each newly elected at large Board member will serve a three year term. The two at large members shall not be from the same Department. Only candidates from a Department other than the sitting at large Board member's Department shall be eligible to fill the open position.

    5.7 Whenever any notice is required to be given to any shareholder or director under the provisions of the Oregon Professional Corporation Act or by these Bylaws, a waiver signed at any time by the person entitled to this notice shall be deemed equivalent to the giving of this notice.

    5.8 Any action required by the Oregon Professional Corporation Act to be taken at a meeting of directors, or any other action which may be taken at such a meeting, may be taken without a meeting if all of the directors entitled to vote on the question consent in writing to the action.

    5.9 A director's attendance at a meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

    5.10 The Board shall enact job descriptions for the President, Board Members, the Medical Director, Compensation Committee Members and such other officers and agents as it desires.

      5.11 THE BOARD IS RESPONSIBLE EACH YEAR TO ELECT TWO OF THE FIVE BOARD REPRESENTATIVES TO SERVE A ONE YEAR TERM ON THE JOINT MANAGEMENT BOARD (JMB), CONTEMPLATED UNDER THE PRACTICE MANAGEMENT AGREEMENT (MANAGEMENT AGREEMENT) THAT MAY BE IN EFFECT BETWEEN PHYSICIAN PARTNERS, INC. (THE MANAGER) AND THE


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CORPORATION FROM TIME TO TIME.  The JMB shall have the powers and responsibilities set forth in the Management Agreement, subject to the ultimate authority of the Board of Directors.

                                     ARTICLE SIX

                                      OFFICERS

    6.1 The President shall be Chairman of the Board of Directors and shall lead and conduct all Board and Shareholder meetings. The President shall vote on the Board only in the case of a tie.

    6.2 The President's term shall be three years. The President shall be elected by the shareholders at the annual shareholder meeting one year in advance of serving as President. NOMINATIONS FOR PRESIDENT WILL BE OPEN AT LEAST 30 DAYS PRIOR TO THE ANNUAL SHAREHOLDER ELECTION, AND WILL REMAIN OPEN UNTIL THE ELECTION. Immediately upon election, the President Elect shall become a voting member of the Board of Directors and shall serve in that capacity for one year until he/she assumes the Presidency. When the President Elect takes office as President, the preceding President ("Past President") shall become a voting member of the Board of Directors. The Past President shall remain on the Board of Directors for two years until the next Presidential election. If the then current President is re-elected President, the Board position for President Elect/Past President will remain vacant until the next Presidential election.

    6.3 The Board of Directors shall elect a Vice President, a Secretary and a Treasurer. The Vice President shall be a Board member. Any two or more offices may be held by the same person, except that the offices of President and Vice President and of President and Secretary shall not be held by the same person. All officers of the Corporation, except the Treasurer and Secretary, shall be licensed to practice medicine in the State of Oregon. If an officer is legally disqualified from practicing medicine or assumes a public office which prohibits him/her from practicing medicine, he/she shall immediately cease to be an officer on the date of disqualification or assumption of office and his/her office shall become vacant without the necessity of corporate action.

    6.4 The Board of Directors may elect or appoint other agents and officers. The salaries, term of office, duties and authority of all officers and agents of the corporation shall be fixed by the Board of Directors.

    6.5 The officers of the corporation shall hold office until their successors are elected and qualified. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any of the officers except the President becomes vacant for any reason, the


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vacancy shall be filled by the Board of Directors.

    6.6 In the absence or disability of the President, the Vice President shall perform the duties and exercise the powers of the President and such other duties as the Board of Directors shall prescribe.

    6.7 The Secretary shall be responsible for attending all meetings of the shareholders and Board of Directors and recording the minutes of all proceedings in a book to be kept for that purpose and shall perform similar duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings to the shareholders and members of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President.

    6.8 The Treasurer shall have the custody of the corporate funds and securities, and shall be responsible for keeping full and accurate accounts of receipts and disbursements in the corporate book and depositing all monies and other valuables in the name and to the credit of the corporation in the depositories designated by the Board of Directors. The Treasurer shall be responsible for disbursing the funds of the corporation when proper to do so and obtaining receipts for the disbursements. The Treasurer shall render to the President and directors, at the regular meetings of the Board, or whenever they may require, an account of all transactions as Treasurer and of the financial condition of the corporation.

    6.9 The Board shall hire, OR PURSUANT TO THE MANAGEMENT AGREEMENT SHALL ARRANGE FOR THE PROVISION OF such administrative staff as it deems necessary to conduct the business operations of the Corporation. The Board shall be entitled to arrange for the provision or subcontracting of administrative and other staff. The head administrator shall be called the Chief Executive Officer. The Chief Executive Officer shall be responsible for directing the business and fiscal affairs of the Corporation, managing the administration of the Corporation, and such other duties and responsibilities as are specified by the Board of Directors.

                                    ARTICLE SEVEN

                                COMPENSATION COMMITTEE

    7.1 There shall be established a Compensation Committee whose responsibility it shall be to determine the method and amount of compensation for all Shareholder Employees, and, at the Board's discretion, other non-shareholder providers. The responsibility for determining how much aggregate Corporate revenue in a certain period shall be allocated for compensation to the Shareholder Employees shall be determined solely by the Board. The Compensation Committee shall only be responsible for determining how such aggregate amount is to be divided and allocated among the Shareholder Employees. Decisions of the Compensation Committee shall be submitted to the Board for its review. The Board may at its


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discretion, overrule or modify the prospective application of any decision of the Compensation Committee.

    7.2 The Compensation Committee shall be comprised of six members, all of whom will be elected by the Shareholders. Three of the members shall be the Department Heads. The other three members shall be elected at large.

    7.3 Any vacancy occurring in the Compensation Committee may be filled by the affirmative vote of a majority of the shareholders present at a special meeting of the shareholders, called for the purpose of filling the vacancy. A member elected to fill a vacancy shall be elected for the unexpired portion of the term of the predecessor in office.

    7.4 A majority of the members of the Committee shall constitute a quorum for the transaction of business at a meeting of the Compensation Committee.

    7.5 At large members of the Compensation Committee may be nominated by any shareholder. NOMINATIONS WILL BE OPENED AT LEAST THIRTY DAYS PRIOR TO THE ANNUAL SHAREHOLDER ELECTION AND WILL BE OPEN UNTIL THE ANNUAL ELECTION. Those shareholders nominated who have indicated their willingness to serve will be placed on the ballot at the annual shareholder meeting. Each newly elected at large Committee member will serve a three year term. If the two at large Committee members not up for election are from the same department, then the open position must be filled with a Shareholder from a different department. ANY VACANCY OCCURRING IN THE COMPENSATION COMMITTEE MAY BE FILLED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHAREHOLDERS PRESENT AT A SPECIAL MEETING OF THE SHAREHOLDERS, CALLED FOR THE PURPOSE OF FILLING THE VACANCY. THE VACANCY SHALL BE FILLED ACCORDING TO THE SAME PROCEDURE AS WOULD BE USED TO FILL THE PARTICULAR POSITION DURING A REGULAR ELECTION. A MEMBER ELECTED TO FILL A VACANCY SHALL BE ELECTED FOR THE UNEXPIRED PORTION OF THE TERM OF THE PREDECESSOR IN OFFICE. ANY MEMBERSHIP TO BE FILLED BY REASON OF AN INCREASE IN THE NUMBER OF MEMBERS SHALL BE FILLED BY ELECTION AT AN ANNUAL MEETING OR AT A SPECIAL MEETING OF SHAREHOLDERS CALLED FOR THAT PURPOSE.

    7.6 At the first meeting following the election of new members each year, the Committee shall elect a chairperson who shall continue to be a voting member of the Committee.

    7.7 A member's attendance at a meeting shall constitute a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Compensation Committee need be specified in the notice or waiver of notice of the meeting.


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                                    ARTICLE EIGHT

                                   RECALL ELECTIONS

    8.1 The President, any Board Member, any Compensation Committee Member or any combination thereof may be subject to a recall election if i) a petition is submitted signed by the holders of twenty-five percent (25%) or more of the shares of the Corporation requesting that the person(s) be removed from office, or ii) the Board of Directors votes to recommend that the person(s) be removed from office. A special shareholder meeting shall be scheduled within twenty-one
(21) days of receipt of the recall petition for the purposes of the recall election. The vote of the holders of more than fifty percent (50%) of the shares of the Corporation shall be required to remove the subject person from office.

                                     ARTICLE NINE

                                     SHAREHOLDERS

    9.1 The holders of all of the shares of the Corporation must be licensed to practice medicine within the State of Oregon by the Oregon Board of Medical Examiners. A physician may become a shareholder upon the vote of a majority of the shareholders of the corporation.

    9.2 If a shareholder is legally disqualified from practicing medicine, the shareholder shall dispose of the shareholder's shares within thirty (30) days of the disqualification in the manner stated in paragraph 9.3 herein.

    9.3 No shareholder may sell, transfer, assign, pledge, give or otherwise dispose of his/her share, including disposition by operation of law, except the Shareholder shall transfer his/her share to the Corporation at the par value thereof at the termination of regular employment of the shareholder.

                                     ARTICLE TEN

                                 AMENDMENT OF BYLAWS

    10.1 A resolution to amend the Bylaws may be brought before the shareholders by a majority vote of the Board of Directors or by a petition signed by one third (33%) or more of the active shareholders of the Corporation. Upon such action, all shareholders will be notified that the proposed resolution will be discussed at the next regularly scheduled shareholder meeting. The proposed resolution will then be scheduled for a vote at the second regularly scheduled shareholder meeting, following submission of the proposed resolution. A sixty percent (60%) vote of all shares will be required to pass a resolution amending the Bylaws.


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                                    ARTICLE ELEVEN

                                CERTIFICATE FOR SHARES

    11.1 The shares of the corporation shall be represented by certificates signed by the President and Secretary.

    11.2 A new stock certificate shall be issued to the person entitled to the certificate upon surrender to the corporation or its transfer agent of a stock certificate, duly endorsed; the old certificate shall be canceled and the transaction shall be recorded upon the books of the corporation.

    11.3 The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the corporation and which is alleged to have been lost or destroyed, if the person making the allegation supplies the corporation with an affidavit of the alleged facts. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the alleged lost or destroyed certificate, or the owner's legal representative, to advertise the same in a manner required by the Board of Directors and/or give the corporation an indemnity bond in an amount sufficient to indemnify the corporation against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.

                                    ARTICLE TWELVE

                                 PRACTITIONER RIGHTS

    12.1 Each physician has the right to an audience with the President. In the event a practitioner is unable to resolve a difficulty working with his/her respective department chair, that physician may, upon presentation of a written notice, meet with the President to discuss the issue.

    12.2 Any shareholder may propose that action be taken, and/or raise a challenge to any action taken, by the Board of Directors or any committee appointed by the Board by submitting a petition signed by the holders of at least 10% of the shares of the Corporation. When such petition has been received by the Board, it will schedule a meeting with the petitioners to discuss the issue. Shareholders may address written memoranda to the Board for the Board's consideration. It shall be within the discretion of the Board whether such communications should be placed on the agenda for discussion at a Board meeting.

    12.3 The two at large Board members shall serve as ombudsmen to the shareholders and employees of the Corporation. Shareholders and employees may submit ideas and problems which are not being addressed through other channels to the at large Board members.


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    12.4 Any section may request a department meeting when a majority of the section members believe that the department has not acted in an appropriate manner.

    12.5 All Corporation meetings may be attended by any shareholder; however, the President and Committee chairman, respectively, may exclude non-members of the relevant governing body for periods of executive session at their sole discretion.

    12.6 The minutes to all Board and Committee meetings shall be made available to all shareholders of the Corporation.

                                   ARTICLE THIRTEEN

                                   INDEMNIFICATION

    13.1 The Corporation shall indemnify, to the fullest extent permitted by the Oregon Business Corporation Act, its Directors, officers, committee members, agents, the Medical Director and the Chief Executive Officer, whether then presently serving or who have so served, and the Corporation may purchase and maintain appropriate insurance coverage's to provide said indemnification.


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